                              EMPLOYMENT AGREEMENT


        This Employment Agreement dated as of July 10, 2000 (this "Agreement"), between LOGIMETRICS, INC., a Delaware corporation (the "Company"), and NORMAN M. PHIPPS (the "Employee").

                                    RECITALS

        WHEREAS, that in connection with the purchase by L-3 Communications Corporation ("L-3") of an equity interest in the Company, the Company and the Employee desire to terminate the employment agreement, dated April 25, 1997 (the "Existing Agreement"), by and between the Company and the Employee, and enter into a new agreement for the Employee's services providing for all terms and conditions of the Employee's continued employment;

        WHEREAS, the covenant not to compete set forth in Section 6 is necessary to protect the Company's legitimate business interests; and

        WHEREAS, the Company desires to continue the employment of the Employee with the Company on the terms and conditions hereof, and the obligations of the Company and L-3 to effect the closing under the Purchase Agreement, dated July 10, 2000 (the "Purchase Agreement"), between the Company and the Employee, were conditioned upon the Employee's agreement to be employed by the Company pursuant to the terms and conditions of this Agreement (including Section 6), and the Employee desires to be so employed by the Company;

        NOW THEREFORE, the Company and the Employee, in consideration of the premises, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, and intending to be legally bound, hereby agree as follows:

     SECTION 1. EMPLOYMENT GENERALLY

        1.1. Employment. The Company hereby offers the Employee employment, and the Employee hereby accepts such offer of employment and agrees to perform his duties and responsibilities hereunder, in accordance with the terms and conditions hereinafter set forth.

        1.2. Position and Duties. During the Employment Term (as defined in
Section 2), the Employee shall serve on a full-time basis and devote his entire working time, attention and energy exclusively to the Company as Senior Vice President--Administration. The Employee shall report to the individual acting as or appointed as the President of the Company. The Employee will perform such executive, managerial and administrative duties as determined by the President of the Company, will use his best efforts to promote the interests of the Company, and will comply with all lawful directives, policies, procedures and directions as may from time to time be given or determined by the Company.

        1.3. Outside Activities. The Employee shall not engage in any activity or investment if such activity or investment interferes with the performance of his duties hereunder. Notwithstanding the foregoing, the Employee may engage in charitable, educational, civic and similar activities and continue to be a member of boards of directors of other businesses and charitable organizations, and become a member of boards of directors of other businesses and charitable organizations, subject to approval by the Board of Directors of the Company, to the extent that such activities do not adversely affect the performance of his duties hereunder.

        1.4. Other Agreements Superseded. This Employment Agreement supersedes and replaces all prior agreements and understandings (including the Existing Agreement), between the Company and the Employee, whether written or oral, relating to the subject matter hereof, and all such prior agreements and understandings shall be null and void and without further effect as of the date hereof.

     SECTION 2. EMPLOYMENT TERM. Subject to the provisions of Section 4, the term of this Agreement shall be for a period commencing on the date hereof and ending on the earlier of (a) the second anniversary of the date hereof and (b) termination of the Employee's employment pursuant to this Agreement (the "Employment Term").

     SECTION 3. COMPENSATION.

        3.1. Base Salary. The Company agrees to pay, and the Employee agrees to accept, as base compensation for all services to be rendered by the Employee hereunder (including any services as an officer, director, employee or member of any committee of the Company or any of its affiliates), the sum of $210,000 per year (less appropriate deductions) (the "Base Salary"). The Base Salary shall be payable in accordance with the ordinary payroll practices of the Company. During the Employment Term, the Company shall, in good faith, review the Base Salary in accordance with the Company's customary procedures and practices regarding the salaries of similarly situated employees and may, if determined by the Company to be appropriate, increase the Base Salary following such review (it being understood and agreed by the Employee that the Company shall not be obligated to increase the Base Salary), and "Base Salary" for all purposes herein shall be deemed to be a reference to such higher amount.

        3.2. Additional Employee Benefits. Initially, the Employee shall receive such employee benefits that are provided generally to the Company's employees as of the date of the Purchase Agreement (collectively, the "LogiMetrics Benefits"). After the date hereof, any of the LogiMetrics Benefits may be amended, supplemented, terminated or modified from time to time by the Company, so long as the Company provides the Employee with employee benefits similar to those provided to other comparably situated Company employees.

        3.3. Withholding. All payments due to the Employee hereunder shall be subject to all applicable taxes required to be withheld by the Company pursuant to federal, state or local law. The Employee shall be solely responsible for income and earnings taxes imposed on the Employee by reason of any cash or non-cash compensation and benefits provided hereunder.

        3.4 Option Grants. The Company shall, no later than the date hereof, grant to the Employee options (the "Employee Options") to purchase 750,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock") pursuant to Section 4.2 of the Purchase Agreement, including, having an exercise price of $0.54 per share (it being understood and agreed that such number of shares of Common Stock and such exercise price are before giving effect to the Reverse Stock Split (as defined in the Purchase Agreement)). The Employee shall enter into the non-qualified stock option agreement with the Company to evidence the grant of the Employee Options in the form attached hereto as Schedule A.

        3.5 Annual Bonus. The Employee shall be entitled to participate in any cash bonus plan or arrangement in which key employees of the Company are entitled to participate now or during the Employment Term. Any amount payable to the Employee pursuant to any such cash bonus plan or arrangement shall be determined by the Board of Directors of the Company or the Compensation Committee thereof, in its sole discretion.

        3.6 Deferred Payments. Not later than the date hereof, the Company shall pay to


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the Employee the sum of $124,056 in full payment of (a) unpaid salary previously deferred by the Employee, and (b) certain expense reimbursements previously deferred by the Employee.

        3.7 Term Life Insurance. The Company shall reimburse the Employee up to $2,000 in any calendar year for premiums paid by the Employee to maintain a term insurance policy insuring the life of the Employee in the face amount of $1,000,000.

        3.8 Vacation. The Employee shall be entitled to four weeks of vacation in each calendar year during the Employment Term and shall be entitled to carry over all, part or none of such vacation in accordance with any vacation policy maintained by the Company for senior executives.

        3.9 Expense Reimbursement. The Company shall pay or reimburse the Employee for all reasonable travel or other expenses incurred by the Employee in connection with the performance of his duties and obligations under this Agreement, subject to the Employee's presentation of appropriate vouchers and/or receipts in accordance with such procedures as the Company may from time to time establish for senior officers and to preserve any deductions for Federal income taxation purposes to which the Company may be entitled.

     SECTION 4. TERMINATION.

        4.1. Termination Events. The Employee's employment with the Company and the Employment Term shall terminate upon the earliest occurrence of any of the following events:

        (a) The death or resignation of the Employee.

        (b) The termination of the Employee's employment by the Company for Cause (as defined in Section 4.3(a)).

        (c) The termination of the Employee's employment by the Company for Employee Disability.

        (d) The termination of the Employee's employment by the Employee for Good Reason.

        (e) The termination of the Employee's employment other than pursuant to clauses (a), (b), (c) or (d) above.

        4.2. Effect of Termination.

        (a) If the Employee's employment with the Company is terminated pursuant to Section 4.1(a), 4.1(b) or 4.1(c), then the Company shall pay the Employee (or his estate in the event of his death) any portion of the Base Salary accrued hereunder on or prior to the date of termination but not paid. The Employee shall not be entitled to any other payments hereunder.

        (b) If the Employee's employment with the Company is terminated pursuant to Section 4.1(d) or 4.1(e), the Employee shall continue to be paid his Base Salary in accordance with the Company's usual payroll practices until the later to occur of (i) the second anniversary of the date hereof and (ii) six months after the end of the Employment Term (the "Severance Period").

        4.3. Definitions.

        (a) As used herein, the term "Cause" shall mean: (i) gross neglect of or willful and continuing refusal by the Employee to substantially perform his duties hereunder (other than due to death or Disability); (ii) any breach of the provisions of Section 5 or Section 6 by the Employee; (iii) willfully engaging in conduct that is demonstrably injurious to the Company or the Company's subsidiaries or affiliates by the Employee; and/or (iv) conviction of, or plea of nolo contendere, by Employee to (A) any felony, or (B) a misdemeanor involving moral turpitude.

        Termination of the Employee pursuant to Section 4.1(b) shall be made by delivery to the Employee of written notice, given at least five days prior to such termination, from the Board of Directors of the Company (the "Board") specifying the particulars of the conduct by the Employee set forth in any of clauses (i) through (iv) above. Termination shall be effected by a majority vote of the Board at a meeting at which the Employee shall have had the opportunity (along with counsel) to be heard, unless, within five days after receiving such notice, the Employee shall have cured Cause to the reasonable satisfaction of the Board; provided, however, that no cure shall be possible if termination for Cause is made pursuant to clause (ii) or (iv) above. As long as the Employee is on the Board, he shall reasonably cooperate to cause a valid Board meeting to occur.

        (b) As used herein, the term "Disability" shall mean the Employee's absence from the full-time performance of the Employee's duties pursuant to a reasonable determination made in accordance with the Company's then existing disability plan that the Employee is disabled as a result of incapacity due to physical or mental illness that lasts, or is reasonably expected to last, for at least six months.

        (c) As used herein, the term "Good Reason" means (i) any reduction by the Company in Employee's Base Salary, (ii) any material adverse change in the reporting lines described in Section 1.2, (iii) any material diminution or material adverse change in the Employee's titles, duties or responsibilities, unless due to a promotion or increased responsibility of the Employee, or (iv) the relocation of the Company's executive offices more than 50 miles outside Eatontown, New Jersey or Bohemia, New York without the Employee's prior written consent.

        4.4. Other Consequences of Termination.

        (a) In the event of the termination of the Employment Term, for whatever reason, the Employee agrees to cooperate with the Company and to be reasonably available to the Company with respect to continuing and/or future matters arising out of the Employee's employment or any other relationship with the Company or its affiliates, whether such matters are business-related, legal or otherwise. The Company agrees to reimburse the Employee for the Employee's reasonable out-of-pocket expenses incurred in complying with the terms of this
Section 4.4(a) upon delivery by the Employee to the Company of valid receipts for such expenses.

        (b) Subject to the other provisions of this Agreement and the terms of any benefit plan or arrangement in which the Employee participates, the payments upon termination pursuant to this Section 4 shall constitute the exclusive payments due the Employee upon termination under this Agreement. The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise.

        (c) Upon the termination of the Employment Term for any reason, the Employee or his estate shall surrender to the Company all correspondence, letters, files, contracts, mailing lists, customer lists, advertising materials, ledgers, supplies, equipment, checks, and all other materials and records of any kind that are the property of the Company or any of its subsidiaries or affiliates, that may be in the Employee's possession or under his control, including all copies of any of the foregoing.

        (d) The provisions of this Section 4 and of Sections 5 and 6 shall survive the expiration or earlier termination of the Employment Term and this Agreement.

        SECTION 5. CONFIDENTIALITY; PUBLIC STATEMENTS

        5.1. Confidential and Proprietary Information. (a) In addition to the confidential and proprietary information that the Employee heretofore developed, conceived, learned or became aware of as an employee, proprietor, owner, director, officer or stockholder of LogiMetrics (the "Prior Trade Secrets"), the Company and its affiliates may, pursuant to the Employee's employment hereunder, provide to him and confide in him additional confidential and proprietary information (collectively, the "Additional Trade Secrets"), including without limitation: (i) business methods and systems, techniques and methods of operation developed by the Company or its affiliates and which the Employee recognizes to be unique assets of the business of the Company and its affiliates; (ii) any sales prospects, customer lists, products, research or data of any kind; (iii) any information relating to strategic plans, sales costs, profits or the financial condition of the Company, its affiliates or any of their customers or prospective customers, which is not generally known to the public; or (iv) computer programs and software, including without limitation source code, object code and data. All the Prior Trade Secrets and all the Additional Trade Secrets are herein sometimes referred to collectively as "Trade Secrets". The Employee shall not, either during or at any time after the termination of his employment with the Company, directly or indirectly, in any manner utilize or disclose any Trade Secrets to any individual, firm, corporation, company, association or other entity without the prior consent of the Company (unless legally compelled to do so, but subject to the provisions of Section 5.1(b)). The term "Trade Secrets", however, does not include information, knowledge or factual data that: (A) becomes part of the public knowledge or literature other than by reason of any inaction or action of the Employee; or (B) was disclosed to the Employee without restriction by a third party having the right to disclose the same. The Employee further covenants and agrees that he will promptly deliver to the Company all tangible evidence of Trade Secrets, prior to or at the termination of the Employee's employment.

        (b) If the Employee becomes legally compelled (by deposition, interrogatory, request for documents, order, subpoena, civil investigative demand or similar process issued by a court of competent jurisdiction or by a governmental body) to disclose any Intellectual Property (as defined below) of the Company or any of its affiliates, then the Employee will give prompt prior written notice of such requirement to the Company so that the Company or any of its affiliates may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement. If such protective order or other remedy is not obtained, and irrespective of whether or not compliance with the provisions hereof is waived, then it is agreed that only that portion of the Intellectual Property of the Company or any of its affiliates, which the Employee is advised in writing by the Employee's counsel is legally required to be disclosed, will be disclosed by the Employee, and reasonable efforts will be made by him to obtain assurance that confidential treatment will be accorded such portion of such Intellectual Property.

        5.2. Trade Secrets

        (a) The Employee agrees that any Trade Secret, invention, improvement, patent, patent application or writing, and any program, method, process, system or novel technique (whether or not capable of being trademarked, copyrighted or patented) (collectively, "Intellectual Property"), conceived, devised, developed, owned or otherwise obtained by him, whether solely or jointly with others, either (i) as an employee, proprietor, owner, officer, director or stockholder of LogiMetrics prior to the date hereof, or (ii) during the Employment Term relating to the business of the Company or any of its Subsidiaries, shall in each and every case be and become the property of the Company. The Employee agrees to give the Company prompt notice of his conception, invention, authorship, development or acquisition of any Intellectual Property and, without additional consideration, to execute such instruments of transfer, assignment, conveyance or confirmation and such other documents, and to do all appropriate lawful acts, as may be requested by the Company to transfer, assign, confirm, and perfect in the Company or its affiliates all legally protectable rights in any Intellectual Property throughout the world.

        (b) The Employee hereby assigns and conveys to and confirms in the Company the entire right, title and interest in and to the Intellectual Property, conceived, devised, developed, owned or otherwise obtained by him, whether solely or jointly with others, as an employee, proprietor, owner, officer, director or stockholder of LogiMetrics or any of its subsidiaries (or any predecessor company) prior to the date hereof (the "Prior Intellectual Property"), or on or after the date hereof and through the end of the Employment Term relating to the business of the Company or any of its Subsidiaries (the "Future Intellectual Property") and every priority right that is or may be predicated upon or arises from any of the Prior Intellectual Property or any of the Future Intellectual Property.

        (c) The Employee, upon the Company's reasonable request and at its expense, but without additional consideration to the Employee, shall execute such instruments of transfer, assignment, conveyance or confirmation and such other documents, and shall do all appropriate lawful acts, as may be requested by the Company to transfer, assign, confirm and perfect in the Company or its affiliates all legally protectable rights in any Intellectual Property, whether Prior Intellectual Property or Future Intellectual Property, throughout the world.

        (d) The Employee represents and warrants that no entity in which the Employee has an equity interest has any right, title or interest in and to the Company's Intellectual Property. Without limiting the rights or remedies of the Company in the event of a breach of the foregoing representation and warranty, the Employee will cause any such entity in which the Employee has an equity interest to execute such instruments of transfer, assignment, conveyance or confirmation and such other documents, and shall do all appropriate lawful acts, as may be requested by the Company to transfer, assign, confirm and perfect in the Company or its affiliates all legally protectable rights in any Intellectual Property, whether Prior Intellectual Property or Future Intellectual Property, throughout the world.

        5.3. Prohibited Public Statements. During the Employment Term, the Employee shall not make any public statement reflecting adversely on the Company, its affiliates or their business prospects, except for such statements which the Employee is required to make by law.

        SECTION 6. NON-COMPETE. In further consideration of the Company's covenants and agreements contained in this Agreement, the Employee agrees to abide by the terms and conditions contained in this Section 6. The Employee further acknowledges the sufficiency and receipt of the consideration given in this Agreement for purposes of enforcing the non-compete provisions contained in this Section 6.

        During the Non-Competition Period (as defined below), Employee will not, and will cause his affiliates not to, directly or indirectly, design, manufacture, market or sell products or provide services which are competitive to those products manufactured and sold by LogiMetrics during the Employment Term or at the end of the Employment Term or those services provided by LogiMetrics to its customers (including improvements or extensions of such products or services) ("Competitive Products and Services").

        During the Non-Competition Period, the Employee will not, and will cause his affiliates not to, directly or indirectly, induce or solicit, or aid or assist any person or entity to induce or solicit, any employees, salespersons, agents, consultants, distributors, representatives, advisors, customers or suppliers of Buyer or the Business to terminate, curtail or otherwise limit their employment by or business relationship with Buyer or the Business.

        As used herein, "Non-Competition Period" shall mean the period beginning on the date hereof and ending on the 180th day following the last day of the Employment Term.

        The parties hereto agree that the provisions of this Section 6 are reasonable. If a court determines, however, that any provision of this Section 6 is unreasonable, either in period of time, geographical area or otherwise, then the parties hereto agree that the provisions of this Section 6 should be interpreted and enforced to the maximum extent which such court deems reasonable.

        SECTION 7. ENTIRE AGREEMENT. This Agreement constitutes the full and complete understanding and agreement of the Employee and the Company respecting the subject matter hereof, and supersedes all prior understandings and agreements, oral or written, express or implied, respecting the Employee's employment with the Company.

        SECTION 8. HEADINGS. The headings of this Agreement are for convenience of reference only and are not to be considered in the interpretation of the terms and conditions of this Agreement.

        SECTION 9. NOTICES. Any notice, consent, approval or other communication required or permitted to be given under this Agreement (each a "Notice") shall be in writing and shall be given by personal delivery, by nationally recognized overnight courier or by registered or certified mail, postage prepaid, addressed as follows:

        If to the Company:

        LogiMetrics, Inc.
        611 Industrial Way West
        Eatontown, New Jersey 07724
        Attention: Chairman of the Board of Directors

  With a copy to:

        L-3 Communications Corporation
        Narda Microwave East Division
        435 Moreland Road
        Hauppauge, NY 11788
        Attention: President

        If to the Employee, at his personal residence, as reflected in the personnel records of the Company.

        Any party may change the persons and addresses to which notices are to be sent by giving a Notice of such change to the other party in the manner provided herein for giving Notices.

        A Notice given hereunder shall be deemed given upon actual receipt or refusal of receipt.

        SECTION 10. WAIVER OF BREACH. No waiver by either party of any condition or of the breach by the other party of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition, or of the breach of any other term or covenant set forth in this Agreement. Moreover, the failure of either party to exercise any right hereunder shall not bar the later exercise thereof.

        SECTION 11. BINDING; NONALIENATION. This Agreement shall inure to the benefit of and be binding on (a) the Company and its successors and assigns, and
(b) the Employee. The Employee shall not pledge, hypothecate, anticipate or in any way create a lien upon any amounts provided under this Agreement. This Agreement and the benefits payable hereunder shall not be assignable by the Employee; provided, however, that nothing in this

Section shall preclude the Employee from designating a beneficiary to receive any benefit payable hereunder upon his death, or the executors, administrators or other legal representatives of the Employee or his estate from assigning any rights hereunder to which they become entitled, to the person or persons entitled thereto under applicable law.

        SECTION 12. GOVERNING LAW. This Agreement shall be governed in all respects, including as to validity, interpretation and effect by the internal laws of the State of New York without giving effect to the conflict of laws rules thereof.

        SECTION 13. CONTINUATION OF COVENANTS. Those covenants and agreements of the Employee contained in this Agreement that by the terms thereof are intended to continue to operate after termination of the Employee's employment, including without limitation the covenants and agreements in Sections 5 and 6, shall survive termination of the Employee's employment with the Company.

        SECTION 14. INVALIDITY OR UNENFORCEABILITY. If any term or provision of this Agreement is held to be invalid or unenforceable, for any reason, then such invalidity or unenforceability shall not affect any other term or provision hereof and this Agreement shall continue in full force and effect as if such invalid or unenforceable term or provision (to the extent of the invalidity or unenforceability) had not been contained herein.

        SECTION 15. COUNTERPARTS. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

        SECTION 16. AMENDMENTS. No provision of this Agreement may be amended, waived or discharged unless such waiver, amendment or discharge is agreed to in writing and signed by the parties.

        SECTION 17. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


                                                LOGIMETRICS, INC.


                                                By: /s/ Charles S. Brand
                                                   ----------------------------
                                                   Name:
                                                   Title:

                                                /s/ Norman M. Phipps
                                                -------------------------------
                                                NORMAN M. PHIPPS

                                                                     Schedule A

                      NON-QUALIFIED STOCK OPTION AGREEMENT


     This AGREEMENT made as of the 10th day of July, 2000 (this "Agreement"), by and between LOGIMETRICS, INC., a Delaware corporation (the "Corporation"), and NORMAN M. PHIPPS (the "Optionee").

                                WITNESSETH THAT:

     WHEREAS, the Board of Directors of the Corporation (the "Board") has decided to grant options to the Optionee to acquire seven hundred fifty thousand (750,000) shares of the Corporation's common stock (the "Common Stock") upon consummation of the transactions contemplated by that certain Purchase Agreement, dated July 10, 2000 (the "Purchase Agreement"), between the Corporation and L-3 Communications Corporation ("L-3"); and

     WHEREAS, the Corporation hereby agrees to grant options to the Optionee to acquire seven hundred fifty thousand (750,000) shares of the Corporation's Common Stock pursuant to the Company's Amended and Restated 1997 Stock Compensation Program and the Optionee hereby accepts such grant, subject to the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.   Grant of Option; Time of Exercise

     (a) The Corporation hereby grants the Optionee a stock option (the "Option") to purchase from the Corporation an aggregate of 750,000 shares of Common Stock in the manner and subject to the terms and conditions provided in this Agreement. It is intended that the Option shall constitute a non-qualified stock option.

     (b) The exercise price shall be $0.54 per share (the "Option Price").

     (c) Except as provided in Section 1(d), the Option shall vest and become exercisable as follows:

            Date                             Percentage Exercisable
            ----                             ----------------------
            July 10, 2001                    33 1/3%
            July 10, 2002                    33 1/3%
            July 10, 2003                    33 1/3%

     (d) In the event (i) the Optionee is terminated by the Corporation for reasons other than Cause (as defined in the Employment Agreement, dated the date hereof, between the Optionee and the Corporation (the "Employment Agreement"),
(ii) the Optionee terminates his employment with the Corporation for Good Reason (as defined in the Employment Agreement), or (iii) of a Change of Control (as defined below) of the Corporation, then, in each case, the Option shall immediately vest 100% and become exercisable in its entirety. As used herein, a "Change of Control" shall be deemed to occur at any time after the date hereof when the number of representatives designated by L-3 to the Board no longer constitutes a majority of the Board as then constituted.

2.   Method of Exercise

     The Option may be exercised from time to time by giving written notice thereof to the Chief Financial Officer of the Corporation, together with payment in full for the shares of Common Stock to be purchased. The date of such exercise shall be the date on which the Corporation receives such notice. Such notice shall state the number of shares of Common Stock for which the Option is exercised. The purchase price of any shares purchased upon the exercise of the Option or any portion thereof shall be paid in full at the time of exercise of the Option by certified or bank cashier's check payable to the order of the Corporation or, at the option of the Optionee, by (i) shares of Common Stock which have been held by the Optionee for at least six (6) months, or by a combination of checks and such shares of Common Stock, or (ii) election of the Optionee or his Permitted Transferee (as defined in Section 4) to have the Corporation withhold from the shares of Common Stock that would otherwise be issued upon exercise of the Option that number of shares having a Fair Market Value (as defined below) equal to the aggregate Option Price for those shares of Common Stock to which such election is made. If any portion of the purchase price is paid in shares of Common Stock, those shares shall be valued at their then Fair Market Value (as defined below). The Option may not be exercised for a fraction of a share of Common Stock. For purposes of this Agreement, "Fair Market Value" shall mean the average per share fair market value of the Common Stock during the 15-day period prior to the relevant date of exercise by the Optionee or his Permitted Transferee. If on any date relevant for purpose of calculating the Fair Market Value the Common Stock is listed on a stock exchange or is quoted on the automated quotation system of NASDAQ, the fair market value of the Common Stock for such date shall be the closing sale price (or if such price is unavailable, the average of the high bid price and the low asked price) on such date. If no such closing sale price or bid and asked prices are available, the Fair Market Value shall be determined in good faith by the Board in accordance with generally accepted valuation principles and such other factors as the Board reasonably deems relevant.

3.   Termination of the Option

     (a) The Option, to the extent not previously exercised, shall terminate ten
(10) years from the date of grant of the Option, unless otherwise terminated earlier pursuant to the provisions of Sections 3(b) through 3(d) hereof.

     (b) If the Optionee ceases to be an employee of the Corporation for any reason other than for Cause (as defined in the Employment Agreement), death or disability, then the Option may be exercised by the Optionee, to the extent exercisable on the date of termination, at any time within three (3) months after the date of termination. If the Optionee's service as an employee is terminated for Cause (as defined in the Employment Agreement), the entire Option (including the vested and unvested portions thereof, to the extent not previously exercised) immediately shall terminate and shall be forfeited.

     (c) If the Optionee becomes disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, while in the employ of the Corporation, then the Option may be exercised by the Optionee, to the extent exercisable on the date of termination due to such disability, at any time within one (1) year after the date of termination due to such disability.

     (d) If the Optionee dies while an employee of the Corporation, then the Option may be exercised by the person or persons to whom the Optionee's rights shall pass by will or by the laws of descent and distribution, to the extent exercisable on the date of death, at any time within one (1) year after the date of death.

4.   Rights Prior to Exercise

     The Option is nontransferable and may not be sold, assigned, pledged or encumbered (by operation of law or otherwise) by the Optionee, except by will or by the laws of descent and distribution in the event of his death; provided however that, upon request by the Optionee, the Corporation may permit the Optionee to transfer the Option to a family member or a trust created for the benefit of family members of the Optionee (each, a "Permitted Transferee") (such permission not to be unreasonably withheld). During the Optionee's lifetime, the Option is only exercisable by the Optionee and any Permitted Transferees. Neither the Optionee nor any Permitted Transferee shall have any rights as a holder of shares of Common Stock subject to this Option until exercise of the Option, payment of the Option Price, and the issuance of a certificate evidencing shares of Common Stock.

5.   Restrictions on Disposition

     All shares of Common Stock acquired by the Optionee or any Permitted Transferee pursuant to this Agreement shall be subject to the restrictions on sale, encumbrance and other disposition provided by Federal or state law. As a condition precedent to receiving the shares of Common Stock covered by this Agreement, the Optionee or any Permitted Transferee may be required by the Corporation to submit a letter to the Corporation stating that the shares of Common Stock are being acquired for investment and not with a view to the distribution thereof. The Corporation shall not be obligated to sell or issue any shares of Common Stock pursuant to this Agreement unless, on the date of sale and issuance thereof, the shares of Common Stock are either registered under the Securities Act and all applicable state securities laws, or are exempt from registration thereunder. All shares of Common Stock issued to the Optionee or any Permitted Transferee pursuant to this Agreement may bear a restrictive legend summarizing any restrictions on transferability applicable thereto, including those imposed by Federal and state securities laws.

6.   Reservation of Shares of Common Stock

     The Corporation, during the term of the Option, will at all times reserve and keep available such number of shares of Common Stock as may be exercisable pursuant to the Option.

7.   Tax Withholding

     The exercise of any shares of Common Stock pursuant to the Option is subject to the condition that, if at any time the Corporation shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or Federal law is necessary or desirable as a condition of, or in connection with, such exercise or the delivery of shares pursuant thereto, then, in such event, the exercise of the Option or any portion thereof shall not be effective unless and until such withholding tax or other withholding liabilities shall have been satisfied in a manner acceptable to the Corporation.

8.   Services as an Employee

     Nothing in this Agreement gives the Optionee any right to continued service as an employee of the Corporation or limits in any way the right of the Corporation, its directors or its stockholders to terminate that service.

9.   Certain Adjustments

     In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, including the Reverse Stock Split (as defined in the Purchase Agreement), stock combination, other change in corporate structure affecting the Common Stock, or spin-off or other distribution of assets to stockholders, an appropriate adjustment shall be made to the number of shares of Common Stock subject to the Option, the Option Price and the number of shares of Common Stock reserved for issuance under this Agreement.

10.  Miscellaneous Provisions

     (a) Additional Documents. The Optionee hereby agrees to execute and deliver such further documents and instruments as may be necessary or as may reasonably be requested in order to effectuate fully the purposes, terms and conditions of this Agreement, whether before, at, or after the exercise of the Option.

     (b) Notices. All notices, demands, requests, or other communications that may be or are required to be given, served, or sent by a party pursuant to this Agreement shall be in writing and shall be (i) personally delivered, (ii) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or (iii) sent by overnight delivery carrier, addressed as follows:

          (A) If to the Corporation:

              LogiMetrics, Inc.
              611 Industrial Way
              Eatontown, New Jersey
              Attention:  Chairman of the Board

          (B) If to the Optionee:

              Mr. Norman M. Phipps
              5 Crystal Court
              Neshanic Station, New Jersey 08853

     Each party may designate by notice in writing, in the manner described above, a new address to which any notice, demand, request, or communication required or permitted by this Agreement may be sent. Any notice, demand, request, or communication that shall be delivered, mailed or transmitted in the manner described above shall be deemed given, served, sent or received for all purposes when it is delivered to the addressee. An affidavit of personal delivery, the return receipt, or the delivery receipt shall be deemed conclusive, but not exclusive, evidence of such delivery or when delivery is refused by the addressee upon presentation.

     (c) Severability. The invalidity of any one or more provisions hereof or of any other agreement or instrument given pursuant to or in connection with this Agreement shall not affect the remaining portions of this Agreement or any such other agreement or instrument or any part thereof; and if one or more of the provisions contained herein or therein should be invalid, or should operate to render this Agreement or any such other agreement or instrument invalid, this Agreement and such other agreements and instruments shall be construed as if such invalid provisions had not been inserted.

     (d) Survival. It is the express intention and agreement of the parties hereof that all covenants and agreements made in this Agreement shall survive the execution and delivery of this Agreement and the exercise (if any) of the Option.

     (e) Waivers. Neither the waiver by a party of a breach of or a default under any of the provisions of this Agreement, nor the failure of a party, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, remedy, or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights, remedies, or privileges hereunder.

     (f) Binding Effect. Subject to any provisions hereof restricting transfer, encumbrance and assignment, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns.

     (g) Limitation on the Benefit of this Agreement. It is the explicit intention of the parties hereto that no person or entity other than the parties hereof (and any Permitted Transferees) is or shall be entitled to bring any action to enforce any provisions of this Agreement against any parties hereto, and that the covenants, undertakings, and agreements set forth in the Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their respective heirs, personal representatives, successors and assigns as permitted hereunder.

     (h) Entire Agreement. This Agreement contains the entire agreement among the parties with respect to subject matter hereof, and supersedes all prior oral or written agreements, commitments, or understandings with respect to the matters provided for herein and therein.

     (i) Headings. Article, section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

     (j) Governing Law; Consent to Jurisdiction . This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to the choice of law principles thereof. Each of the parties hereto irrevocably submits and consents to the exclusive jurisdiction of and laying of venue in the courts of the State of New York and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising, directly or indirectly, out of this Agreement and the transactions contemplated hereby. Each party hereto irrevocably waives any objection to the exclusive laying of venue of any suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     (k) Counsel. THE OPTIONEE REPRESENTS THAT HE AND/OR HIS OTHER PROFESSIONAL ADVISORS HAVE HAD THE OPPORTUNITY TO REVIEW THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                       LOGIMETRICS, INC.



                                       By: /s/ Charles S. Brand
                                          --------------------------
                                          Name: Charles S. Brand
                                          Title: Chairman of the Board




Witness:                               OPTIONEE



/s/ Mathew B. Hoffman                  /s/ Norman M. Phipps
-------------------------------        -----------------------------
Mathew B. Hoffman                      Norman M. Phipps